ASSIGNMENT OF OPTION AND RIGHT OF FIRST REFUSAL

Goldrich Mining Company (formerly Little Squaw Gold Mining Company), an Alaska corporation, whose address is 2607 Southeast Boulevard, Suite B211, Spokane, WA 99223 ("Assignor"), hereby assigns and transfers to Goldrich NyacAU Placer, LLC, an Alaska limited liability company, whose address is1634 West 13th Avenue, Anchorage, AK 99501 ("Assignee"), all of Assignor's right, title and interest in that certain *Option to Purchase 2% Mineral Reservation,* executed on June 24, 2003, by Eskil Anderson, a married man, individually and as Trustee, his heirs, legal representatives, or successors ("Anderson"), wherein Anderson granted to Assignor an option to purchase the two percent (2%) royalty reservation in minerals retained by Anderson in certain mining claims identified therein which are subject to that Notice of Royalty recorded at Book 865 Page 214, Fairbanks Recording District, State of Alaska ("Option"). The Option is subject to a right of first refusal and exclusive right to purchase upon dissolution of Goldrich NyacAU Placer, LLC, in favor of Assignor.

This Assignment is made pursuant to, and is effective as of the execution of the Term Sheet of even date that grants Assignee the exclusive right and license to explore for, develop, mine and control all placer gold located on or extracted from property located on Assignor's state mining claims, and patented lands in the Chandalar Mining District, Alaska, including claims subject to the reserved royalty interest and Option.

Assignor and Assignee hereby agree to execute any and all other instruments as may be necessary or required to exercise the option and/or carry out and effectuate the assignment described herein.

This Assignment shall be effective April 2, 2012.

ASSIGNOR: GOLDRICH MINING COMPANY

By: William Schara

William Schara
Its: President

ASSIGNEE: GOLDRICH NYACAU PLACER, LLC

By:______________________________

J. Michael James, Manager, NyacAU, LLC,
Manager of Goldrich NyacAU Placer, LLC

STATE OF WASHINGTON)
) ss.
COUNTY OF Spokane)

The foregoing instrument was acknowledged before me this 3 day of April, 2012, by William Schara, the President of GOLDRICH MINING COMPANY.

____
Notary Public in and for Washington
My Commission Expires: Nov. 16, 2014

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

The foregoing instrument was acknowledged before me this _____ day of ________________, 2012, by J. Michael James, the Manager of NyacAU, LLC.

____
Notary Public in and for Alaska
My Commission Expires:__________________

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